Exhibit 10.12

EMPLOYMENT AGREEMENT

THIS AGREEMENT made the 1st day of December, 2003.

BETWEEN:

BULLDOG TECHNOLOGIES INC., a body corporate with offices at 128 - 11180 Coppersmith Place, Richmond, British Columbia, Canada V7A 5G8

(the "Company)

AND:

ALEXANDER POTTER, an individual currently residing at 303 - 22025 Avenue, Langley, British Columbia

(the "Executive")

WHEREAS:

A. On December 1, 2003, the Company engaged the Executive to serve in the role of "Vice President Sales and Marketing" of the Company; and

B. The Executive and the Company wish to formally record the terms and conditions upon which the Executive will be employed by the Company and that each of the Company and the Executive have agreed to the terms and conditions set forth in this Agreement, as evidenced by their execution hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
CONTRACT FOR SERVICES

1.1 Engagement of Executive. Subject to earlier termination of the Agreement as hereinafter provided, the Company hereby agrees to employ the Executive in accordance with the terms and provisions hereof.

1.2 Term. Unless terminated earlier in accordance with the provisions hereof, the term of employment under this Agreement shall commence as at December 1, 2003 and shall continue until December 31, 2006 (the "Term").

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1.3 Exclusive Service. The Executive agrees to faithfully, honestly and diligently serve the Company and to devote the Executive's time, attention and best efforts to further the business and interests of the Company during the period of this Agreement to the exclusion of all other employment unless specifically authorized by the Company.

1.4 Duties. The Executive's services hereunder shall be provided on the basis of the following terms and conditions:

(a) reporting directly to the President of the Company, the Executive shall serve the Company as the Vice President Sales and Marketing or in such other capacity as may be assigned during the Term;

(b) the Executive shall be responsible for all sales and marketing of the Company's current and future products and will report directly to the President;

(c) the Executive shall be responsible for setting up distribution networks on an international basis;

(d) the Executive shall be responsible for setting up filing and computer systems related to sales and marketing;

(e) the Executive shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder are to the satisfaction of the Company, acting reasonably, and the Executive shall provide any other services not specifically mentioned herein, but which by reason of the Executive's capability the Executive knows or ought to know to be necessary to ensure that the best interests of the Company are maintained;

(f) the Executive shall assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given from time to time by the Company; and

(g) the Company shall report the results of the Executive's duties hereunder as may from time to time.

ARTICLE 2
COMPENSATION

2.1 Salary. For services rendered by the Executive commencing on February 1, 2004 and for the balance of the Term, the Executive shall be paid a salary, payable in equal monthly instalments at the end of the month or as otherwise agreed to by the Company, at a monthly rate of CDN$5,200, together with any annual bonuses (payable in cash and/or common shares in the capital of the Company) as may be determined and awarded by the Company's Board of Directors. Such salary shall be reviewed every three (3) months and may be increased at the sole discretion of the Company's Board of Directors taking into account, among other things, individual performance and general business conditions.

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For services rendered by the Executive for the months of December 2003 and January 2004, the Executive shall be paid CDN$4,000 per month subcontract basis.

2.2 Commission. For sales of the Company's products generated by the Executive or generated from contacts introduced to the Company by the Executive, the Company will pay to the Executive a commission of five percent (5%) of the monies actually received by the Company from such sales. The Company will pay to the Executive the commission on a quarterly basis but only after the Company has received payment for such sales. In addition to the above commission, the Executive shall receive an additional commission of two percent (2%) on all monies received by the Company from the sales of its products, with such additional commissions to be paid in the manner provided above.

2.3 Benefits. The Executive shall be entitled to participate in all employee benefit plans offered by the Company to its employees, subject to the terms and conditions of such employee benefit plans. These benefit plans may be altered, amended, or discontinued by the Company from time to time. The policy documents of such benefit plans shall determine benefit entitlement after the Executive has been with the company three months.

2.4 Expenses. The Executive will be reimbursed by the Company for all reasonable business expenses incurred by the Executive in connection with his duties within previously approved budgets upon submission of a monthly statement of expenses. Vehicle expenses for company use will be paid at CDN$0.30 per kilometer, upon submission of a monthly statement of expenses.

2.5 Shares. Upon execution of a Subscription Agreement in the form attached hereto as Exhibit "A", the Executive shall receive one hundred fifty thousand (150,000) shares of the Company's stock per year during the Term, which shares will be released at the end of each month at a rate of twelve thousand five hundred (12,500) shares per month. The Executive acknowledges that he has not been induced to acquire the shares by expectation of his employment with the Company.

2.6 Vacation. The Executive shall be entitled to periods of vacation during the term of this Agreement upon terms and conditions as established by the Company and consistently applied for its other salaried executives.

2.7 Deductions. The Executive acknowledges that all payments by the Company in respect of the services provided by the Executive shall be net of all amounts which the Company as employer is required to deduct or withhold from salary or other payments to an executive in accordance with statutory requirements (including, without limitation, income tax, Canada Pension Plan, employee contributions and unemployment insurance contributions).

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ARTICLE 3
CONFIDENTIALITY AND NON-COMPETITION

3.1 Maintenance of Confidential Information. The Executive acknowledges that in the course of employment hereunder the Executive will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "Confidential Information"). For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable. The Executive acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Executive covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Executive, the Executive will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

3.2 Exceptions. The general prohibition contained in Section 3.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a) is available to the public generally in the form disclosed;

(b) becomes part of the public domain through no fault of the Executive;

(c) is already in the lawful possession of the Executive at the time of receipt of the Confidential Information; or

(d) is compelled by applicable law to be disclosed, provided that the Executive gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

3.3 Developments. Any information, technology, technical data or any other thing or documentation whatsoever which the Executive, either by himself or in conjunction with any third party, has conceived, made, developed, acquired or acquired knowledge of during the Executive's employment with the Company or which the Executive, either by himself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the "Developments") during the Term or at any time thereafter during which the Executive is employed by the Company that is related to the

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business of designing and supplying security systems for the cargo transit industry shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Executive does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Executive during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

3.4 Protection of Developments. The Executive does hereby agree that, both before and after the termination of this Agreement, the Executive shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 3.3 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Executive on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Executive hereby designates and appoints the Company and its duly authorized officers and agents as the Executive's agent and attorney to act for and in the Executive's behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Executive.

3.5 Non-Competition. The Executive covenants and agrees that while employed by the Company and for a period of twelve (12) months thereafter, the Executive will not, without the express written consent of the Company in each instance, either individually or in partnership or jointly or in conjunction with any person as principal, agent, investor, shareholder, director, officer, employee, consultant or in any other manner whatsoever, carry on or be engaged in, lend money to, guarantee the debts or obligations of or permit the Executive's name or any part thereof to be used or employed by any person or persons (including, without limitation, any individual, firm, association, syndication, company, corporation or other business enterprise) engaged in or concerned with or interested in any business or any part thereof which is the same as or competitive with that of the Company anywhere in Canada. For the purposes of this Section 3.5, businesses the same as or competitive with the Company are those businesses that supply security systems for the cargo transit industry.

3.6 Non-Solicitation. The Executive covenants and agrees with the Company that during the term hereof and for a period of twelve (12) months thereafter, the Executive will not:

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(a) contact, for the purpose of soliciting any business that is competitive with that carried on by the Company, any person who is a customer or client of the Company; or

(b) initiate contact with any employee of the Company for the purpose of offering him or her employment with any person other than the Company.

3.7 Fiduciary Obligation. The Executive declares that the Executive's relationship to the Company is that of fiduciary, and the Executive agrees to act towards the Company and otherwise behave as a fiduciary of the Company.

3.8 Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Executive of any of the provisions contained in this Article 3 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Executive agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

3.9 Reasonable Restrictions. The Executive agrees that all restrictions in this Article 3 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Executive.

ARTICLE 4
TERMINATION

4.1 Termination For Cause. This Agreement may be terminated at any time by either party, without notice, for cause. In addition to any common law definition of "cause", "just cause" or other similar term, and in no way limiting such common law definition, for the purposes of this Agreement, "cause" also means that the Executive shall have:

(a) committed an intentional act of fraud, embezzlement or theft in connection with the Executive's duties or in the course of the Executive's employment with the Company;

(b) intentionally and wrongfully damaged property of the Company, or any of its respective affiliates, associates or customers;

(c) intentionally or wrongfully disclosed any of the Confidential Information;

(d) made material personal benefit at the expense of the Company without the prior written consent of the management of the Company;

(e) accepted shares or options or any other gifts or benefits from a vendor without the prior written consent of the management of the Company;

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(f) fundamentally breached any of the Executive's material covenants contained in this Agreement; or

(g) willfully and persistently, without reasonable justification, failed or refused to follow the lawful and proper directives of the Company specifying in reasonable detail the alleged failure or refusal and after a reasonable opportunity for the Executive to cure the alleged failure or refusal.

For the purposes of this Agreement, an act or omission on the part of the Executive shall not be deemed "intentional," if it was due to an error in judgment or negligence, but shall be deemed " intentional" if done by the Executive not in good faith and without reasonable belief that the act or omission was in the best interests of the Company, or its respective affiliates, associates or customers.

4.2 Severance for Termination With Cause. If the Company terminates the Executive's employment for cause, then the Company will not be obligated to pay the Executive any severance payments or provide any notice whatsoever to the Executive. The Company will not be required to issue any Compensation Shares after the date of the termination of the Executive's employment for cause.

4.3 Termination Without Cause. Either the Executive or the Company may terminate the Executive's employment without cause, upon the notice set out below:

(a) the Executive may resign upon giving to the Company one (1) month prior written notice, plus an additional two (2) weeks notice for each year of employment the Executive has completed with the Company. On receipt of this notice of resignation, the Company may elect to pay the Executive one (1) month base salary (plus two (2) weeks for each year of employment the Executive has completed with the Company) in respect of the notice period, in which case the resignation shall be effective immediately upon such payment being made, regardless of whether the resignation was for a date beyond one (1) month (plus two (2) weeks for each year of employment the Executive has completed with the Company) from the date the notice was received; and

(b) the Company may terminate the Executive's employment at any time without cause upon providing to the Executive one (1) months' notice, or payment of one (1) months base salary in lieu of notice, plus an additional one (1) months' notice or one (1) months base salary for each year of employment the Executive has completed with the Company.

4.4 Limitation of Damages. It is agreed that in the event of termination of employment, neither the Company, nor the Executive shall be entitled to any notice, or payment in excess of that specified in this Article 4.

4.5 Applicable Legislation. If the Employment Standards Act (British Columbia) or other applicable legislation should provide for a period of notice that is greater than that set out

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in this Article 4, the Company shall comply with that legislation and the Executive shall be entitled to receive the notice of termination as prescribed therein.

4.6 Return of Materials. Within three (3) days of any termination of employment hereunder, or upon any request by the Company at any time, the Executive will return or cause to be returned any and all Confidential Information and other assets of the Company (including all originals and copies thereof), which "assets" include, without limitation, hardware, software, keys, security cards and backup tapes that were provided to the Executive either for the purpose of performing the employment services hereunder or for any other reason. The Executive acknowledges that the Confidential Information and the assets are proprietary to the Company, and the Executive agrees to return them to the Company in the same condition as the Executive received such Confidential Information and assets.

4.7 Email Account. The Executive acknowledges and agrees that the email address and email account given by the Company is to be used for work related correspondence. The Executive further acknowledges and agrees that all information or messages that are created, sent, received or stored on the Company's email system, including any such information or messages created, sent, received or stored under the Executive's email account, are at all times the sole property of the Company. Upon any termination of the Executive's employment hereunder and at all times thereafter, the Company will not be obligated to forward any of the emails to the Executive.

ARTICLE 5
NOTICES

5.1 Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a) in the case of the Company, to:

Bulldog Technologies Inc.
128 - 11180 Coppersmith Place
Richmond, British Columbia
Canada V7A 5G8

Attention: John Cockburn

Facsimile: 604-271-8654

(b) and in the case of the Executive, to the Executive's last residence address known to the Company.

5.2 Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

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ARTICLE 6
GENERAL

6.1 Entire Agreement. As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the employment of the Executive by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

6.2 Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

6.3 Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

6.4 Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

6.5 Assignment. Except as herein expressly provided, the respective rights and obligations of the Executive and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Executive and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.6 Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

6.7 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

6.8 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

6.9 Time. Time shall be of the essence of this Agreement.

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6.10 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and each of the parties hereto expressly attorns to the jurisdiction of the courts of the Province of British Columbia.

6.11 Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Executive and the personal legal representatives of the Executive.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date and year first above written.

BULLDOG TECHNOLOGIES INC.	ALEXANDER POTTER
/s/ John Cockburn	/s/ Alexander Potter
Name: John Cockburn	Name: Alexander Potter
Title: President and CEO	Title: VP Sales & Marketing
Date: December 3, 2003	December 3, 2003

EXHIBIT "A"

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

SUBSCRIPTION AGREEMENT

TO: Bulldog Technologies Inc. (the "Company")
128 - 11180 Coppersmith Place
Richmond, British Columbia
Canada V7A 5G8

1. Subscription

1.1 As partial compensation for the undersigned (the "Subscriber") serving as an officer of the Company's board of directors, the Company agrees to issue to the Subscriber an aggregate of 150,000 shares (the "Shares") which Shares shall vest and be issued in 12 equal instalments at the end of each month commencing on December 31, 2003.

2. Documents Required from Subscriber

2.1 The Subscriber must complete, sign and return to the Company an executed copy of this Subscription Agreement.

2.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, and applicable law.

3. Acknowledgements of Subscriber

3.1 The Subscriber acknowledges and agrees that:

(a) the Shares have not been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S,

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pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

(b) the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

(c) the decision to execute this Subscription Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

(d) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(e) there is no government or other insurance covering any of the Shares;

(f) there are risks associated with an investment in the Shares, as more fully described in certain information forming part of the Public Record;

(g) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and the Securities Act (Ontario) (the "Ontario Act") and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act and the Ontario Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(h) the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of the Shares pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(i) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(j) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber's lawyer and/or advisor(s);

(k) the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or

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in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(l) the Shares are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that the common shares of the Company are quoted on the OTC Bulletin Board;

(m) in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Subscriber's ability to resell the Shares under the B.C. Act and the Ontario Act and Multilateral Instrument 45-102 adopted by both the British Columbia Securities Commission and the Ontario Securities Commission;

(n) the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(o) the statutory and regulatory basis for the exemption claimed for the offer of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(p) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii) applicable resale restrictions; and

(q) this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

4. Representations, Warranties and Covenants of the Subscriber

4.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a) the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto;

(b) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c) the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(d) the Subscriber is a director, officer, employee or control person of the Company;

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(e) the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(f) the Subscriber is not a U.S. Person;

(g) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Subscription Agreement;

(h) the sale of the Shares to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(i) the Subscriber is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

(j) the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Shares as principal for the Subscriber's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(k) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(l) the Subscriber (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(m) the Subscriber acknowledges that the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of the Shares pursuant to registration of the Shares pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(n) the Subscriber is not aware of any advertisement of any of the Shares; and

(o) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Shares;

(ii) that any person will refund the purchase price of any of the Shares;

(iii) as to the future price or value of any of the Shares; or

(iv) that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

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5. Acknowledgement and Waiver

5.1 The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information contained in the Public Record. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Shares.

6. Legending of Subject Shares

6.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

"THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT."

6.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

7. Costs

7.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

8. Governing Law

8.1 This Subscription Agreement is governed by the laws of the Province of British Columbia. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

9. Survival

9.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

10. Assignment

10.1 This Subscription Agreement is not transferable or assignable.

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11. Severability

11.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

12. Entire Agreement

12.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

13. Notices

13.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at Bulldog Technologies Inc., 128 - 11180 Coppersmith Place, Richmond, British Columbia, Canada V7A 5G8, Attention: President.

14. Counterparts and Electronic Means

14.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

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15. Delivery Instructions

15.1 The Subscriber hereby directs the Company to deliver the Share Certificates to:

____________________________
(name)

____________________________
(address)

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

L. Alexander Potter
(Name of Subscriber - Please type or print)

/s/ L. Alexander Potter
(Signature and, if applicable, Office)

303-22025 48th Avenue
(Address of Subscriber)

Langley, BC V3A 8L2
(City, State or Province, Postal Code of Subscriber)

Canada
(Country of Subscriber)

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A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by Northward Ventures Inc.

DATED at Richmond, the 3rd day of December, 2003.

BULLDOG TECHNOLOGIES INC.

Per: /s/ John Cockburn
Authorized Signatory